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Exhibit 23.2

Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 2004 Stock Purchase Plan (No. 333-116405), and the 1996 Stock Incentive Plan (No.333-18601 and 333-114013) of HemaCare Corporation our report dated February 8, 2005, with respect to the consolidated financial statements of HemaCare Corporation included in the Annual Report (Form10-K) for the year ended December 31, 2004.

/s/ STONEFIELD JOSEPHSON, INC.

Santa Monica, California February 8, 2005

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Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm